EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                    DATED AS OF THE 29TH DAY OF AUGUST, 1996

                                  BY AND AMONG

                                COACH USA, INC.,

                           COACH IV ACQUISITION, INC.,

                       GULF COAST TRANSPORTATION, COMPANY

                            ROGERS INVESTMENTS, LTD.

                                       AND

                                  LANNY ROGERS

                                TABLE OF CONTENTS

ARTICLE I

        THE MERGER
        SECTION 1.1       THE MERGER
        SECTION 1.2       EFFECTIVE TIME OF THE MERGER
        SECTION 1.3 ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION

ARTICLE II

        CONVERSION OF SHARES; ACQUISITION OF THE PROPERTY
        SECTION 2.1       CONVERSION OF COMPANY SHARES
        SECTION 2.2       CONVERSION OF NEWCO SHARES
        SECTION 2.3       EXCHANGE OF CERTIFICATES
        SECTION 2.4       REPRESENTATIONS REGARDING REAL PROPERTY
        SECTION 2.5       CLOSING

ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
        SECTION 3.1       DUE ORGANIZATION
        SECTION 3.2       AUTHORIZATION; NON-CONTRAVENTION; APPROVALS
        SECTION 3.3       CAPITALIZATION
        SECTION 3.4       POOLING-OF-INTERESTS ACCOUNTING
        SECTION 3.5       SUBSIDIARIES
        SECTION 3.6       FINANCIAL STATEMENTS
        SECTION 3.7       LIABILITIES AND OBLIGATIONS
        SECTION 3.8       ACCOUNTS AND NOTES RECEIVABLE
        SECTION 3.9       ASSETS
        SECTION 3.10      MATERIAL CUSTOMERS AND CONTRACTS
        SECTION 3.11      PERMITS
        SECTION 3.12      ENVIRONMENTAL MATTERS
        SECTION 3.13      LABOR AND EMPLOYEE RELATIONS
        SECTION 3.14      INSURANCE
        SECTION 3.15      COMPENSATION; EMPLOYMENT AGREEMENTS
        SECTION 3.16      EMPLOYEE BENEFIT PLANS
        SECTION 3.17      LITIGATION AND COMPLIANCE WITH LAW
        SECTION 3.18      TAXES
        SECTION 3.19      ABSENCE OF CHANGES
        SECTION 3.20      ACCOUNTS WITH BANKS AND BROKERAGES; POWERS
                           OF ATTORNEY
        SECTION 3.21      ABSENCE OF CERTAIN BUSINESS PRACTICES
        SECTION 3.22      COMPETING LINES OF BUSINESS; RELATED-PARTY
                           TRANSACTIONS
        SECTION 3.23      INTANGIBLE PROPERTY
        SECTION 3.24      DISCLOSURE

                                        i

ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF COACH
        SECTION 4.1       ORGANIZATION
        SECTION 4.2       AUTHORIZATION; NON-CONTRAVENTION; APPROVALS
        SECTION 4.3       COACH COMMON STOCK
        SECTION 4.4       SEC FILINGS; DISCLOSURE
        SECTION 4.5       INVESTMENT INTENT QUALIFICATION

ARTICLE V

        POST-CLOSING COVENANTS
        SECTION 5.1       RELEASE FROM GUARANTEES
        SECTION 5.2       FUTURE COOPERATION; TAX MATTERS
        SECTION 5.3       EXPENSES
        SECTION 5.4       EMPLOYMENT AGREEMENT(S)
        SECTION 5.5       REPAYMENT OF RELATED PARTY INDEBTEDNESS

ARTICLE VI

        INDEMNIFICATION
        SECTION 6.1       GENERAL INDEMNIFICATION BY THE STOCKHOLDER
        SECTION 6.2       INDEMNIFICATION BY COACH
        SECTION 6.3       THIRD PERSON CLAIMS

ARTICLE VII

        NONCOMPETITION COVENANTS
        SECTION 7.1       PROHIBITED ACTIVITIES
        SECTION 7.2       EQUITABLE RELIEF
        SECTION 7.3       REASONABLE RESTRAINT
        SECTION 7.4       SEVERABILITY; REFORMATION
        SECTION 7.5       MATERIAL AND INDEPENDENT COVENANT

ARTICLE VIII

        NONDISCLOSURE OF CONFIDENTIAL INFORMATION
        SECTION 8.1       GENERAL
        SECTION 8.2       EQUITABLE RELIEF
        SECTION 8.3       SURVIVAL

ARTICLE IX

        TRANSFER RESTRICTIONS RELATED TO POOLING-OF-INTERESTS

        ACCOUNTING AND INTENDED TAX TREATMENT
        SECTION 9.1       RESTRICTIONS ON RESALE
        SECTION 9.2       TAX-FREE REORGANIZATION

ARTICLE X

        REGISTRATION OF COACH STOCK; FEDERAL SECURITIES ACT
        SECTION 10.1      REGISTRATION OBLIGATION
        SECTION 10.2      FURNISH INFORMATION

                                       ii

        SECTION 10.3      EXPENSES OF REGISTRATION
        SECTION 10.4      FURTHER ASSURANCES
        SECTION 10.5      RULE 144
        SECTION 10.6      ECONOMIC RISK; SOPHISTICATION
        SECTION 10.7      SALES OF STOCK
        SECTION 10.8      PLAN OF DISTRIBUTION

ARTICLE XI

        MISCELLANEOUS
        SECTION 11.1      SUCCESSORS AND ASSIGNS
        SECTION 11.2      ENTIRE AGREEMENT
        SECTION 11.3      COUNTERPARTS
        SECTION 11.4      BROKERS AND AGENTS
        SECTION 11.5      NOTICES
        SECTION 11.6      GOVERNING LAW
        SECTION 11.7      SURVIVAL OF REPRESENTATIONS AND WARRANTIES
        SECTION 11.8      EXERCISE OF RIGHTS AND REMEDIES
        SECTION 11.9      TIME
        SECTION 11.10     REFORMATION AND SEVERABILITY

                                       iii

                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 29th day of August, 1996, by and among Coach USA, Inc., a Delaware corporation ("Coach"), Coach IV Acquisition, Inc., a Delaware corporation that is a wholly-owned subsidiary of Coach ("Newco"), Gulf Coast Transportation Company, a Texas corporation (the "Company"), Rogers Investments, Ltd., a Texas limited partnership with Lanny Rogers ("Rogers") as its managing general partner (Rogers Investments, Ltd. and Lanny Rogers are collectively referred to herein as the "Stockholder," and any reference to Rogers individually is made to "Rogers").

        WHEREAS, the respective Boards of Directors of Newco and the Company (collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Newco merge with and into the Company; and

        WHEREAS, the Boards of Directors of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                    THE MERGER AND THE SURVIVING CORPORATION

        SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below) in accordance with the Texas Business Corporation Act ("TBCA") and the General Corporation Law of the State of Delaware ("GCL"), Newco shall be merged with and into the Company and the separate existence of Newco shall thereupon cease. The Company shall be the surviving corporation in the merger (hereinafter sometimes referred to as the "Surviving Corporation").

        SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The merger of Newco into the Company (the "Merger") shall become effective at such time (the "Effective Time") as certificates of merger, in a form mutually acceptable to Coach and the Company, are filed with the Secretaries of State of the States of Texas and Delaware (the "Merger Filings"). The Merger Filings shall be made simultaneously with or as soon as practicable after the execution of this Agreement and the closing of the transactions contemplated by this Agreement in accordance with
Section 2.4.

        SECTION 1.3 ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. As a result of the Merger and at the Effective Time,

           (i) the Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided in the TBCA;

           (ii)the By-laws of the Company in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and the TBCA; and

           (iii) the Board of Directors of the Company as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation.

                                   ARTICLE II
                CONVERSION OF SHARES; ACQUISITION OF THE PROPERTY

        SECTION 2.1 CONVERSION OF COMPANY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each share of common stock of the Company issued and outstanding as of the Effective Time (the "Company Stock") shall be converted into the right to receive, and become exchangeable for, its pro rata interest in the aggregate consideration payable to the sole holder of the Company's Stock, which shall consist of Four Hundred Ninety Thousand Five Hundred and Eighty (490,580) shares of common stock, par value $.01 per share, of Coach ("Coach Common Stock").

        SECTION 2.2 CONVERSION OF NEWCO SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Coach, as the sole holder of any capital stock of Newco, each issued and outstanding share of common stock, par value $1.00 per share, of Newco shall be converted into one share of common stock of the Surviving Corporation.

        SECTION 2.3 EXCHANGE OF CERTIFICATES. At the Closing, (i) the Stockholder shall deliver to Coach the certificates representing the Company Stock, duly endorsed in blank by the Stockholder or accompanied by signed stock powers; and (ii) Coach shall deliver to the Stockholder certificates representing the Coach Common Stock. The Stockholder agrees to promptly cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Company Stock or with respect to the stock powers accompanying the Company Stock.

        SECTION 2.4 REPRESENTATIONS REGARDING REAL PROPERTY. Except as listed in
Schedule 2.4, the real property set out on Schedule 3.9 (the "Property") is subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for: (i) liens for current taxes and assessments not in default; (ii) mortgage or deed of trust liabilities relating to the indebtedness and (iii) easements, covenants and restrictions of record as to the Property assets reflected on a title commitment (to be delivered as soon as reasonably practical after Closing. Attached to Schedule 2.4 shall be copies of all mortgage documents, title reports, title insurance policies and appraisals relating to the Property and a commitment for title insurance in the amount of the purchase price, covering title to the Property, showing title in the name of the Company.

        Stockholder shall deliver to the Company at or prior to Closing and such assignments, bills of sale, deeds and such other good and sufficient instruments of conveyance and transfer as shall be effective to vest in the Company all title of Stockholder to the Property and any affixed assets to be transferred hereunder.

        From time to time after the Closing without further consideration, Stockholder will execute and deliver such other instruments of conveyance and transfer and take such other action as the Company may reasonably request to more effectively convey and transfer to and vest in the Company and to put the Company in possession of the Property to be transferred hereunder. Stockholder will also furnish the Company with such information and documents in Stockholder's possession, control or which Stockholder can execute or cause to be executed as will enable the Company to prosecute any and all pending claims, applications and the like which may be assigned hereunder.

        SECTION 2.5 CLOSING. The consummation of the Merger and exchange and delivery of shares described in Sections 2.3 and 2.4 hereof and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Coach, One Riverway, Suite 600, Houston, Texas 77056, concurrently with the execution of this Agreement or at such other time and date as Coach, the Company, the Stockholder may mutually agree, which date shall be referred to as the "Closing Date."

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        The Stockholder represents and warrants to Coach as follows:

        SECTION 3.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company. Schedule 3.1 contains a list of all jurisdictions in which the Company is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and By-laws, each as amended, of the Company are attached hereto as Schedule
3.1. The original stock records and minute books of the Company have been lost. The amended and restated stock records and minute books that have been made available to Coach are correct in all material respects.

        SECTION 3.2 AUTHORIZATION; NON-CONTRAVENTION; APPROVALS. The Company has the full legal right, power and authority to enter into this Agreement and to effect the Merger. The Stockholder has the full legal right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement have been approved by the board of directors of the Company and by the Stockholder. No additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Coach and Newco, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Merger Filings and any required filings with or approvals from the Surface Transportation Board ("STB").

        The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, (subject to the required filings or approvals with the STB) or (iii) any agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected, except as provided in Schedule 3.2(ii) and (iii), excluding from the foregoing clauses such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company.

        Except for the Merger Filings and any required filings with or approvals from the Surface Transportation Board ("STB") and state transportation and federal tax authorities, to the best of Stockholder's knowledge, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company. Except as set forth on Schedule 3.2, to the best of Stockholder's knowledge, none of the customer contracts or other material agreements to which the Company is a party requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect following such transactions.

        SECTION 3.3 CAPITALIZATION. The authorized capital stock of the Company consists solely of 10,000 shares of common stock, par value $1.00 per share, of which 10,000 shares are issued and outstanding ("Company Stock"). All of the issued and outstanding shares of Company Stock are owned beneficially and of record by the Stockholder as set forth on Schedule 3.3. All of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder. The exchange of Company Stock for Coach Common Stock pursuant to the merger will transfer to Coach valid title in the shares of the Company Stock owned by the Stockholder, free and clear of all liens, encumbrances and claims of every kind except for those created by Coach, subject to the required filings or approvals with the STB. Except as set forth in Schedule 3.3, no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates the Company to issue any of its capital stock or the Stockholder to transfer any of the Company Stock.

        SECTION 3.4 POOLING-OF-INTERESTS ACCOUNTING. The Company has never been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded and, within the past two years, there has not been any sale or spin-off of a significant amount of assets of the Company or any affiliate of the Company other than in the ordinary course of business. All issued and outstanding shares of Company Stock were transferred by Rogers to the Stockholder prior to the execution of this Agreement. Except as set forth on
Schedule 3.4, the Company owns no capital stock of Coach. The Company has not acquired any of its capital stock during the past two years. Except as set forth on Schedule 3.4, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the Company Stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Except as provided above, neither the voting stock structure of the Company nor the relative ownership of shares among any of the Company's stockholders has been altered or changed within the last two years in contemplation of the Merger. Except as set forth in Schedule 3.4, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses. Except as set forth above, to the best of Stockholder's knowledge, there has been no transaction or action taken with respect to the equity ownership of the Company in contemplation of the Merger which would prevent Coach from accounting for the Merger under the pooling-of-interests method of accounting in accordance with Opinion No. 16 of the Accounting Principles Board ("Opinion No. 16"). If required, the Stockholder and the President or Chief Financial Officer of the Company will execute any documentation reasonably required by Coach's independent public accountants to enable Coach to account for the Merger as a pooling-of-interests.

        SECTION 3.5 SUBSIDIARIES. Except as set forth in Schedule 3.5, as of the Closing Date, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or business entity. Except as set forth in Schedule 3.5, the Company is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

        SECTION 3.6 FINANCIAL STATEMENTS. The Stockholder has delivered to Coach materially complete and correct copies of the following financial statements:

           (i) the balance sheets of the Company as of December 31, 1995, 1994 and 1993 and the related statements of operations, of stockholder's equity and of cash flows for the three-year period ended December 31, 1995, together with the related notes and schedules (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements"); and

           (ii) the interim balance sheet (the "Interim Balance Sheet") of the Company as of June 30, 1996, the balance sheet of the Company as of July 31, 1996 (the "Balance Sheet Date") and the related statements of operations, of stockholder's equity and of cash flows for the six-month periods ended June 30, 1996 and 1995, together with the related notes and schedules (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows and the related notes and schedules are referred to herein as the "Interim Financial Statements"). The Year-end Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") are attached as Schedule 3.6 to this Agreement. The Financial Statements have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved ("GAAP") and present fairly the financial position and results of operations of the Company as of the dates of such statements and for the periods covered thereby. The books of account of the Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

        SECTION 3.7 LIABILITIES AND OBLIGATIONS. Schedule 3.7 sets forth an accurate list as of the Balance Sheet Date of (i) all liabilities of the Company which are reflected in the Interim Balance Sheet and (ii) any material liabilities of any kind of the Company which are not reflected in the Interim Balance Sheet. Except as set forth on Schedule 3.7, since the Balance Sheet Date, the Company has not incurred any liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business which are not materially greater than the corresponding liabilities reflected in the Interim Balance Sheet. For each such liability for which the amount is not fixed or is contested, the Stockholder has provided a summary description of the liability together with copies of all relevant documentation relating thereto.

        SECTION 3.8 ACCOUNTS AND NOTES RECEIVABLE. Schedule 3.8 sets forth an accurate list of the accounts and notes receivable of the Company as of the Balance Sheet Date and generated subsequent to the Balance Sheet Date, including any such amounts which are not reflected in the Interim Balance Sheet. Receivables from and advances to employees, the Stockholder and any entities or persons related to or affiliated with the Stockholder are separately identified on Schedule 3.8. Schedule 3.8 also sets forth an accurate aging of all accounts and notes receivable as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company which are classified as current assets on the Interim Balance Sheet are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible. Such accounts and notes are collectible in the aggregate amount shown on Schedule 3.8, net of reserves for doubtful accounts reflected in the Interim Balance Sheet.

        SECTION 3.9 ASSETS. Schedule 3.9 sets forth an accurate list of all real and personal property included in "property and equipment" on the balance sheet of the Company and all other tangible assets of the Company with a value in excess of $5,000 (i) owned by the Company as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for significant equipment and for all real property leased by the Company and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company are situated. Schedule 3.9 indicates which assets are currently owned, or were formerly owned, by the Stockholder or affiliates of the Company or the Stockholder. Except as specifically identified on Schedule 3.9, all of the tangible assets, vehicles and other significant machinery and equipment of the Company listed on Schedule 3.9 are in working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices. All fixed assets used by the Company that are material to the operation of the Company's business are either owned by the Company or leased under an agreement identified on Schedule 3.9. To the Stockholder's knowledge, all leases set forth on Schedule 3.9 are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms. Schedule 3.9 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Company. Schedule 3.9 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company has devoted any significant effort or expenditure in the two-year period prior to the date of the Agreement, which if pursued by the Company would require additional expenditures of capital.

        The Company has good and indefeasible title to the tangible and intangible personal property and the real property owned and used in its business, including the properties identified on Schedule 3.9, subject to no mortgage, pledge, lien, claim, conditional sales agreement, encumbrance or charge, except for liens reflected on Schedule 3.9, liens for current taxes not yet payable and assessments not in default, easements for utilities serving only the property, and easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located, which do not adversely affect the Company's use of the property.

        SECTION 3.10 MATERIAL CUSTOMERS AND CONTRACTS. Schedule 3.10 sets forth an accurate list of (i) all customers representing 5% or more of the Company's revenues in any of the periods covered by the Financial Statements, and (ii) all material contracts, commitments and similar agreements to which the Company is currently a party or by which it or any of its properties is bound, including, but not limited to, contracts with customers, contracts with any labor organizations, leases, loan agreements, pledge and security agreements, indemnity or guaranty agreements, bonds, notes, mortgages, joint venture or partnership agreements, options to purchase real or personal property, and agreements relating to the purchase or sale by the Company of assets or securities. Schedule 3.10 contains true, complete and correct copies of all such agreements. Except to the extent set forth on Schedule 3.10, (i) none of the Company's material customers has canceled or substantially reduced or is, to the Stockholder's knowledge, currently attempting or threatening to cancel or substantially reduce its use of the Company's services and (ii) to the Stockholder's knowledge, the Company has complied with all material commitments and obligations pertaining to it under such agreements and is not in default under any such agreements, no notice of default has been received by the Company and the Stockholder is aware of no basis therefor. Except as set forth on
Schedule 3.10, the Company is not now and has never been a party to any governmental contracts subject to price redetermination or renegotiation.

        SECTION 3.11 PERMITS. Schedule 3.11 contains an accurate list, summary description and copies of all licenses, franchises, permits, transportation authorities and other governmental authorizations and intangible assets held by the Company that are material to the conduct of its business including, without limitation, permits, licenses and operating authorizations, titles (including motor vehicle titles and current registrations), fuel permits, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the Company. To the Stockholder's knowledge, the licenses, operating authorizations, franchises, permits and other governmental authorizations listed on Schedule 3.11 are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, operating authorization, franchise, permit or other governmental authorization. To the Stockholder's knowledge, the Company holds all licenses, operating authorizations, franchises, permits and other governmental authorizations the absence of any of which could have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company. To the Stockholder's knowledge, the Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in its licenses, operating authorizations, franchises, permits and other governmental authorizations as well as the applicable orders, approvals and variances related thereto, and is not in violation of any of the foregoing except for any violations that would not have a material and adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company. Except as specifically provided in Schedule 3.11, to the Stockholder's knowledge, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such material licenses, operating authorizations, franchises, permits and other government authorizations.

        SECTION 3.12 ENVIRONMENTAL MATTERS. The Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to the protection of the environment (collectively, "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law) except to the extent that noncompliance with any Environmental Laws, either singly or in the aggregate, does not and would not (i) have a material adverse effect on the Company or any of its businesses or (ii) necessitate a material expenditure by or on behalf of the Company. The Company has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes, Hazardous Materials and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Wastes, Hazardous Materials or Hazardous Substances have been treated, stored, disposed of or otherwise handled. To the Stockholder's knowledge, there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws. There is no on-site or off-site location to which the Company has transported or disposed of Hazardous Wastes, Hazardous Materials and Hazardous Substances or arranged for the transportation or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company, Coach or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act or (iv) comparable state and local statutes and regulations. The Company has no contingent liability in connection with any release of any Hazardous Waste, Hazardous Material or Hazardous Substance into the environment.

        SECTION 3.13 LABOR AND EMPLOYEE RELATIONS. Except as set forth in
Schedule 3.13, the Company is not bound by or subject to any arrangement with any labor union. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement nor, to the best of the Stockholder's knowledge, is any campaign to establish such representation in progress. There is no pending or threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past five years. The Company considers its relationship with its employees to be good.

        SECTION 3.14 INSURANCE. Schedule 3.14 sets forth an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company and of all insurance loss runs or worker's compensation claims received for the past five (5) policy years. Also attached to Schedule 3.14 are true, complete and correct copies of all of the Company's insurance policies, covering at least the past three years. None of such policies is a "claims made" policy. The insurance policies set forth on Schedule 3.14 provide adequate coverage against the risks involved historically in the Company's business. Such policies are currently in full force and effect.

        SECTION 3.15 COMPENSATION; EMPLOYMENT AGREEMENTS. Schedule 3.15 sets forth an accurate schedule of all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and employees and the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. Attached to
Schedule 3.15 are true, complete and correct copies of all such employment agreements and all other employment agreements and other similar agreements or arrangements containing "golden parachute" or other similar provisions.

        SECTION 3.16 EMPLOYEE BENEFIT PLANS. The Company does not currently have, nor has it ever had, any employee benefit plans.

        SECTION 3.17 LITIGATION AND COMPLIANCE WITH LAW. Except as set forth in
Schedule 3.17, there are no claims, actions, suits or proceedings, pending or threatened against or, to the Stockholder's knowledge, affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company. No notice of any claim, action, suit or pro ceeding, whether pending or threatened, has been received by the Company and there is no basis therefor. Except to the extent set forth on Schedule 3.17, to the Stockholder's knowledge, the Company has conducted for the past five years and does conduct its business in material compliance with all laws, regulations, writs, injunctions, decrees and orders applicable to the Company or its assets.

        SECTION 3.18 TAXES. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. Except as disclosed on Schedule 3.18, the Company has timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Effective Time, and has duly paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for all periods ending at or prior to the Closing Date. Except as set forth on Schedule 3.18, there are no examinations in progress or claims against the Company for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. The amounts shown as accruals for Taxes on the financial statements of the Company as of the Balance Sheet Date are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal, state and local Tax returns of the Company for the last three fiscal years are attached hereto as
Schedule 3.18. The Company currently utilizes the accrual method of accounting for income tax purposes. Such method of accounting has not changed in the past five years.

        During all tax periods ended prior to the Closing Date for which the statute of limitations has not expired, the Company has conducted its business in a manner which entitles it to protection under the safe harbor provisions of
Section 530(a) of the Revenue Act of 1978, which was extended indefinitely by
Section 269(c) of the Tax Equity and Fiscal Responsibility Act of 1982, both as amended by the Internal Revenue Code of 1986, as amended.

        SECTION 3.19 ABSENCE OF CHANGES. Since the Balance Sheet Date, the Company has conducted its operations in the ordinary course and, except as set forth on Schedule 3.19, there has not been:

           (i) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise) or income of the Company;

           (ii)any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

           (iii) any change in the authorized capital stock of the Company or in its securities outstanding or any change in the Stockholder's ownership interest or any grant of any options, warrants, calls, conversion rights or commitments or the declaration or payment of any dividend or other distribution;

           (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

           (v) any increase in the compensation payable or to become payable by the Company to any of its officers, directors, Stockholder, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

           (vi) any work interruptions, labor grievances or claims filed, or any proposed law, regulation or event or condition of any character materially adversely affecting the business or future prospects of the Company, except as affecting the industry as a whole or the local economy in general;

           (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company to any person, including, without limitation, the Stockholder and his affiliates;

           (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company;

           (ix) any increase in the Company's indebtedness, other than accounts payable incurred in the ordinary course of business;

           (x) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

           (xi) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

           (xii)  any waiver of any material rights or claims of the Company;

           (xiii) to the knowledge of the Stockholder, any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party; or

           (xiv) any transaction by the Company outside the ordinary course of business.

        SECTION 3.20 ACCOUNTS WITH BANKS AND BROKERAGES; POWERS OF ATTORNEY.
Schedule 3.20 sets forth an accurate schedule as of the (i) Balance Sheet Date and (ii) date of the Agreement, of (A) the name of each financial institution or brokerage firm in which the Company has accounts or safe deposit boxes; (B) the names in which the accounts or boxes are held; (C) the type of account and the cash, cash equivalents and securities held in such account; and (D) the name of each person authorized to draw thereon or have access thereto. Schedule 3.20 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms thereof.

        SECTION 3.21 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law.

        SECTION 3.22 COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS. Except as set forth in Schedule 3.22, neither the Stockholder nor any other affiliate of the Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is a competitor, lessor, lessee, customer or supplier of the Company. Except as set forth in Schedule 3.22, no officer, director or Stockholder of the Company has, nor during the period beginning January 1, 1990 through the date hereof, had any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business.

        SECTION 3.23 INTANGIBLE PROPERTY. Schedule 3.23 sets forth an accurate list of all patents, patent applications, trademarks, service marks, trade names, copyrights, and other intellectual property or proprietary property rights owned or used by the Company. To the knowledge of the Stockholder, the Company owns or possesses sufficient legal rights to use all of such items without conflict with or infringement of the rights of others.

        SECTION 3.24 DISCLOSURE. None of the information provided to Coach nor any representation or warranty of the Stockholder contained in this Agreement contains any untrue statement or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Stockholder which has specific application to the Company (other than general economic, local conditions or industry conditions) and which materially adversely affects or, so far as the Stockholder can reasonably foresee, materially threatens, the assets, business, condition (financial or otherwise), results of operations or prospects of the Company which has not been described in this Agreement or the Schedules hereto or otherwise disclosed in writing to Coach. The disclosures in the Schedules, and those in any supplement thereto, shall relate only to the representations and warranties in the Section of this Agreement to which each Schedule expressly relates and to no other representation or warranty in this Agreement or reasonably inferred therefrom.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF COACH

        Coach and Newco represent and warrant to the Stockholder as follows:

        SECTION 4.1 ORGANIZATION. Each of Coach and Newco is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on its business.

        SECTION 4.2 AUTHORIZATION; NON-CONTRAVENTION; APPROVALS. Each of Coach and Newco has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by the boards of directors of Coach and Newco and by the sole stockholder of Newco. No additional corporate proceedings on the part of Coach or Newco are necessary to authorize the execution and delivery of this Agreement and the consummation by Coach and Newco of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Coach and Newco, and, assuming the due authorization, execution and delivery by the Company and the Stockholder constitutes a valid and binding agreement of Coach and Newco, enforceable against Coach and Newco in accordance with its terms.

        The execution and delivery of this Agreement by Coach do not, and the consummation by Coach of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Coach or any of its subsidiaries under any of the terms, conditions or provisions of (i) the Restated Certificate of Incorporation or By-Laws of Coach, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Coach or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Coach is now a party or by which Coach or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Coach.

        Except for the Merger Filings, any required filings with or approvals from the STB and state transportation authorities and such filings as may be required under federal or state securities or tax laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Coach or the consummation by Coach of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Coach.

        SECTION 4.3 COACH COMMON STOCK. The shares of Coach Common Stock to be issued hereunder pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The issuance of Coach Common Stock pursuant to this Agreement will transfer to the Stockholder valid title to such shares of Coach Common Stock, free and clear of all liens, encumbrances and claims of every kind except for any created by the Stockholder or Owner.

        SECTION 4.4 SEC FILINGS; DISCLOSURE. Coach has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents required to be filed by it under each of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the respective rules and regulations thereunder, all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder. Coach has previously delivered to the Stockholder copies of the Prospectus, dated July 16, 1996 (the "Prospectus"), contained in the Company's Registration Statement on Form S-1 filed under Rule 415 of the 1933 Act, and certain additional information concerning Coach. As of its date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 4.5 INVESTMENT INTENT QUALIFICATION. Coach has had an adequate opportunity to ask questions and receive answers from the officers of the Company concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of the Company, the plans for the operations of the business of the Company, the business, operations and financial condition of the Company, and any plans for additional acquisitions and the like. Coach has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to its satisfaction.

                                    ARTICLE V
                             POST-CLOSING COVENANTS

        SECTION 5.1 RELEASE FROM GUARANTEES. Coach shall use its best efforts to have the Stockholder and/or Rogers released from the personal guarantees of the Company's indebtedness and any other of Company's indebtedness attached hereto for which Stockholder and/or Rogers are personally liable identified on Schedule
5.1. In the event that Coach cannot obtain releases of any such guarantees on or prior to one hundred and twenty (120) days subsequent to the date hereof, Coach shall pay off or otherwise refinance or retire such indebtedness. Coach will indemnify and hold the Stockholder and Rogers harmless from any and all liability associated with such guarantees and indebtedness.

        SECTION 5.2 FUTURE COOPERATION; TAX MATTERS. The Stockholder and Coach shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Stockholder will cooperate and use his reasonable best efforts to have the present officers, directors and employees of the Company cooperate with Coach and/or Newco at and after the Effective Time in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time. Coach will cooperate with the Stockholder in the preparation of all tax returns covering the period from the beginning of the Company's current tax year through the Closing. In addition, Coach will provide the Stockholder with access to such of its books and records as may be reasonably requested by the Stockholder in connection with federal, state and local tax matters relating to periods prior to the Closing. The Stockholder shall have control over the preparation and audits, if any, of the tax returns for any period prior to Closing.

        SECTION 5.3 EXPENSES. Coach will pay the fees, expenses and disbursements of Coach and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments thereto. The Stockholder will pay the fees, expenses and disbursements of the Stockholder and Stockholder's agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto.

        SECTION 5.4 EMPLOYMENT AGREEMENT(S). Concurrently with the execution of this Agreement, the Company shall enter into the Employment Agreements attached as Exhibit 5.4(A) and 5.4(B) with Lanny Rogers and Gregory Rogers, respectively.

        SECTION 5.5 REPAYMENT OF RELATED PARTY INDEBTEDNESS. Concurrently with the execution of this Agreement, (i) the Stockholder shall represent and warrant that as of the Closing Date there are no amounts outstanding as advances to or receivables from the Stockholder, and (ii) the Company shall repay all amounts outstanding under loans to the Company from the Stockholder.

                                   ARTICLE VI

                                 INDEMNIFICATION

        The Stockholder, Rogers, Coach and Newco each make the following covenants:

        SECTION 6.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDER AND ROGERS. The Stockholder and Rogers jointly and severally covenant and agree that they will indemnify, defend, protect and hold harmless Coach, Newco and the Company, and their respective officers, directors, employees, stockholders, agents, representatives and affiliates, at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 11.7) from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by any of such indemnified persons as a result of or arising from (i) any breach of the representations and warranties of the Stockholder or Rogers set forth herein or in the Schedules or certificates delivered in connection herewith, and (ii) any breach or nonfulfillment of any covenant or agreement on the part of the Stockholder, Rogers or the Company under this Agreement. Notwithstanding the above, the Stockholder and Rogers shall not have to indemnify Coach, Newco and the Company (i) with respect to any amount which is fully covered by insurance, and (ii) until such time as the aggregate amount of all indemnity claims exceeds One Hundred Thousand Dollars ($100,000). Notwithstanding anything else contained herein to the contrary, in no event will the aggregate liability of the Stockholder and Rogers under this Agreement ever exceed Five Million Dollars ($5,000,000).

        SECTION 6.2 INDEMNIFICATION BY COACH. Coach covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholder and Rogers at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholder or Rogers as a result of or arising from (i) any breach of the representations and warranties set forth herein or in the Schedules or certificates attached hereto, and (ii) any breach or nonfulfillment of any covenant or agreement on the part of Coach or Newco under this Agreement.

        SECTION 6.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), of the commencement of any action or proceeding by a Third Person, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
Section 6.1 or 6.2 hereof (hereinafter the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, PROVIDED that if counsel to the Indemnifying Party shall have a conflict of interest that prevents such counsel from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the reasonable cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, HOWEVER, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                                   ARTICLE VII
                            NONCOMPETITION COVENANTS

        SECTION 7.1 PROHIBITED ACTIVITIES. Rogers will not, for a period of five
(5) years following the Closing Date, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

           (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business offering any services or products in direct competition with Coach or any of its subsidiaries within 100 miles of where Coach or any of its subsidiaries conducts business, including any territory serviced by Coach or any of such subsidiaries (the "Territory");

           (ii)call upon any person who is, at that time, within the Territory, an employee of Coach or any of its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of Coach or any of its subsidiaries; or

           (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of Coach or any of its subsidiaries within the Territory for the purpose of soliciting or selling services or products in direct competition with Coach or any of its subsidiaries within the Territory. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Rogers from (i) acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent (1%) of the capital stock of any company whose stock is publicly traded on a national securities exchange or over-the-counter or (ii) from participating in as an owner, director, officer or in any other capacity, a business engaged in the operation of a high-end motorcoach service within or without the territory.

        SECTION 7.2 EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to Coach as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Coach for which it would have no other adequate remedy, Rogers agrees that the foregoing covenant may be enforced by Coach by injunctions, restraining orders and other equitable actions.

        SECTION 7.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Article VII impose a reasonable restraint on Rogers in light of the activities and business of Coach on the date of the execution of this Agreement and the current plans of Coach; but it is also the intent of Coach and Rogers that such covenants be construed and enforced in accordance with the changing locations of Coach and its subsidiaries throughout the term of this covenant. During the term of this covenant, if Coach or one of its subsidiaries establishes new locations for its current activities or business in addition to or other than the activities or business it is currently conducting in the locations currently established therefor, then Rogers will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing within 100 miles of its then- established operating location(s) through the term of this covenant.

        SECTION 7.4 SEVERABILITY; REFORMATION. The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Article VII are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

        SECTION 7.5 MATERIAL AND INDEPENDENT COVENANT. Rogers acknowledges that his agreement with the covenants set forth in this Article VII is a material condition to Coach's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this
Article VII shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Rogers against Coach or one of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Coach of such covenants. It is specifically agreed that the five-year period during which the agreements and covenants of Rogers made in this Article VII shall survive shall be computed by excluding from such computation any time during which Rogers is in violation of any provision of this Article VII. The covenants contained in this Article VII shall not be affected by any breach of any other provision hereof by any party hereto.

                                  ARTICLE VIII
                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

        SECTION 8.1 GENERAL. The Stockholder recognizes and acknowledges that he had in the past, currently has, and in the future will have, access to certain confidential information of the Company and/or Coach, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and/or Coach. The Stockholder agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing his duties to the Company and/or Coach, unless (i) such information becomes known to the public generally through no fault of the Stockholder, or (ii) disclosure is required by law or the order of any governmental authority, provided, that prior to disclosing any information pursuant to this clause (ii) the Stockholder shall, if possible, give prior written notice thereof to Coach and provide Coach with the opportunity to contest such disclosure. In the event of a breach or threatened breach by the Stockholder of the provisions of this Section, Coach shall be entitled to an injunction restraining the Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Coach from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

        SECTION 8.2 EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the Company and/or Coach would have no other adequate remedy, the Stockholder agrees that the foregoing covenants may be enforced against him by injunctions, restraining orders and other equitable actions.

        SECTION 8.3 SURVIVAL. The obligations of the parties under this Article VIII shall survive the termination of this Agreement.

                                   ARTICLE IX

              TRANSFER RESTRICTIONS RELATED TO POOLING-OF-INTERESTS
                      ACCOUNTING AND INTENDED TAX TREATMENT

        SECTION 9.1 RESTRICTIONS ON RESALE. Coach has informed the Stockholder that Coach intends to account for the Merger as a pooling-of-interests under Opinion No. 16. Coach has also informed the Stockholder that its ability to account for the Merger as a pooling-of-interests was a material factor considered by Coach in Coach's decision to enter into this Agreement. Therefore, pursuant to Opinion No. 16, prior to the publication and dissemination by Coach of consolidated financial results which include results of the combined operations of the Company and Coach for at least thirty days on a consolidated basis following the Effective Time, the Stockholder shall not sell, offer to sell, or otherwise transfer or dispose of, any shares of the Coach Common Stock received by them, engage in put, call, short-sale, straddle or similar transactions, or in any other way reduce their risk of owning shares of Coach. The certificates evidencing the Coach Common Stock to be received by the Stockholder will bear a legend substantially in the form set forth below:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF THE ISSUER AND THE COMPANY ACQUIRED BY THE ISSUER FOR WHICH THESE SHARES ARE ISSUED. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER WILL REMOVE THIS RESTRICTIVE LEGEND WHEN THIS REQUIREMENT HAS BEEN MET.

        SECTION 9.2 TAX-FREE REORGANIZATION. Coach and the Stockholder are entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization for federal income tax purposes, except to the extent of any "boot" received, and the Stockholder will not take any actions that disqualify the Merger for such treatment.

                                    ARTICLE X

               REGISTRATION OF COACH STOCK; FEDERAL SECURITIES ACT

        SECTION 10.1 REGISTRATION OBLIGATION. As soon as practicable after the date hereof, but in no event later than October 1, 1996, Coach shall file a registration statement under the 1933 Act, covering the registration of forty-nine percent (49%) of the Coach Common Stock (such shares of Coach Common Stock are referred to herein as "Shelf Shares") to be received by the Stockholder pursuant to this Agreement for resale by the Stockholder. In connection with such registration statement, Coach shall, as expeditiously as reasonably possible:

               (a) use its best efforts to cause such registration statement to become effective and keep such registration statement effective for two years (or such shorter period after which Coach Common Stock may be sold by the Stockholder in accordance with the requirements of Rule 144 under the 1933 Act); provided, however, that Coach shall not be deemed to have used its best efforts to keep the registration statement effective during the applicable period if Coach voluntarily takes any action (except for a public offering as provided in (f) below) that results in the Stockholder not being able to sell the Shelf Shares during such period, unless such action is required by law;

               (b) use its best efforts to prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the 1933 Act;

               (c) no less than twenty-four (24) hours prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Stockholder copies of all documents proposed to be filed to permit the reasonable and timely review of statements contained in such documents pertaining to such parties and thereafter furnish to the Stockholder such number of copies of such registration statement, each amendment and supplement thereto, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shelf Shares to be received by them pursuant to this Agreement;

               (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholder, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that Coach shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) use its best efforts to maintain the authorization for quotation of the securities covered by such registration statement on the NASDAQ National Market of the Nasdaq Stock Market, Inc.;

               (f) notify the Stockholder at any time when the Stockholder must suspend offers or sales of Shelf Shares under the registration statement, either because the prospectus included in such registration statement is required to be amended for any reason, such as an amendment under the 1933 Act to provide current information, or because the prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Coach shall use its best efforts to enable the Stockholder to recommence offers and sales under the registration statement. Notwithstanding the foregoing and anything to the contrary set forth in this Section 10.1, the Stockholder acknowledges that there may occasionally be times when Coach must suspend the use of the prospectus included in such registration statement until such time as an amendment to the registration statement has been filed by Coach and declared effective by the SEC, or until such time as Coach has filed an appropriate report with the SEC pursuant to the 1934 Act. The Stockholder hereby covenants that he will not offer or sell any shares of Coach stock pursuant to such prospectus during the period commencing when Coach notifies the Stockholder of the suspension of the use of such prospectus and ending when Coach notifies the Stockholder that he may thereafter effect offers and sales pursuant to such prospectus; and

               (g) use its best efforts to cause all Shelf Shares to be listed, by the date of the first sale of Shelf Shares pursuant to such registration statement, on each securities exchange on which the shares of Common Stock of Coach are then listed or proposed to be listed.

        SECTION 10.2 FURNISH INFORMATION. It is a condition precedent to the obligations of Coach to take any action pursuant to Section 10.1 hereof with respect to the Shelf Shares of Stockholder that the Stockholder shall furnish to Coach such information regarding themselves, the Coach Common Stock held by them and the intended method of disposition of such securities as shall be required to effect the registration of the Stockholder's Shelf Shares and as may be required from time to time to keep such registration current.

        SECTION 10.3 EXPENSES OF REGISTRATION. Except as otherwise provided, all expenses incurred by or on behalf of Coach in connection with registrations, filings or qualifications pursuant to Section 10.1 hereof, including without limitation all registration, filing and qualification fees, any fees in connection with state securities laws, the fees and expenses incurred in connection with the listing of the Shelf Shares to be registered on each security exchange on which shares of Common Stock of Coach are then listed, printers' and accounting fees, and fees and disbursements of counsel for Coach, shall be borne by Coach. In no event shall Coach be obligated to bear underwriting, brokerage or related fees, discounts or commissions or the fees or expenses of counsel to the Stockholder.

        SECTION 10.4 FURTHER ASSURANCES. Each of Coach, the Stockholder shall agree to such other reasonable and customary arrangements, undertakings and indemnifications with respect to the registration of the Shelf Shares to be received by the Stockholder pursuant to the Agreement as may be requested by any of them, but shall not be obligated to enter into any underwriting arrangements. Such indemnifications shall include Coach's indemnity of the Stockholder and his brokers or dealers which may be deemed to be underwriters as reasonably requested by the Stockholder and his brokers or dealers against liability, including liability arising under the 1933 Act.

        SECTION 10.5 RULE 144. Coach covenants that it will at all times use its best efforts to timely file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such other actions as may be necessary or the Stockholder may reasonably request to enable the Stockholder to sell the Coach Common Stock without registration under applicable exemptions provided for under the 1933 Act including, without limitation, Rule 144.

        SECTION 10.6      ECONOMIC RISK; SOPHISTICATION.

        (a) Each Stockholder and Owner represents and warrants that the Stockholder or Owner has not relied on any purchaser representative, or on the Company in connection with the acquisition of shares of Coach Common Stock hereunder. The Stockholder (A) has such knowledge, sophistication and experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the shares of Coach Common Stock, (B) fully understands the nature, scope and duration of the limitations on transfer described in this Agreement and (C) can bear the economic risk of an investment in the shares of Coach Common Stock and can afford a complete loss of such investment. The Stockholder has had an adequate opportunity to ask questions and receive answers from the officers of Coach concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the officers and directors of Coach, the plans for the operations of the business of Coach, the business, operations and financial condition of Coach, and any plans for additional acquisitions and the like. The Stockholder has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his satisfaction.

        (b) Each Stockholder and Owner further represents, warrants, acknowledges and agrees that (x) he is acquiring the shares of Coach Common Stock under this Agreement for his own account, as principal and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such shares, (y) he will not sell or otherwise transfer such shares unless, in the opinion of counsel who is satisfactory to the Company, the transfer can be made without violating the registration provisions of the 1933 Act, as amended, and the rules and regulations thereunder, unless such sale or transfer is under an effective registration statement, and (z) the certificate representing such shares will also bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED OR HYPOTHECATED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

        SECTION 10.7 SALES OF STOCK. By its execution and delivery of this Agreement, the Stockholder represents and warrants to the Company that he does not have any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of Coach Common Stock to be acquired by the Stockholder.

        SECTION 10.8 PLAN OF DISTRIBUTION. The Shelf Shares may be sold by the Stockholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shelf Shares may be sold by one or more of the following: (a) one or more stock trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shelf Shares held by Stockholder as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to a prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Stockholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers and the Stockholder may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales.

                                   ARTICLE XI

                                  MISCELLANEOUS

        SECTION 11.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Coach, Newco, the Company and the Stockholder and the heirs and legal representatives of Rogers.

        SECTION 11.2 ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholder, Rogers, the Company, Newco and Coach and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Stockholder, Rogers, the Company, Newco and Coach, acting through their respective officers, duly authorized by their respective Boards of Directors.

        SECTION 11.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        SECTION 11.4 BROKERS AND AGENTS. Each party agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

        SECTION 11.5 NOTICES. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, as follows:

               (A)    If to Coach or Newco, addressed to them at:
                          One Riverway, Suite 600
                          Houston, Texas 77056-1903
                          Attn:  Law Department

               (B)    If to the Stockholder, addressed to it at:
                          Rogers Investments, Ltd.
                          2310 Trail River Drive
                          Kingwood, Texas  77345
                          Attn:  Mr. Lanny Rogers

                      If to Rogers, addressed to him at:

                          Mr. Lanny Rogers
                          2310 Trail River Drive
                          Kingwood, Texas  77345

                          With a copy to:

                          Jay R. Houren, Esq.
                          Crady, Jewett & McCulley, L.L.P.
                          909 Fannin, Suite 1400
                          Houston, Texas  77010-1006

        or to such other address as any party hereto shall specify pursuant to this Section 11.5 from time to time.

        SECTION 11.6 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas (except for its principles governing conflicts of laws), and venue for any dispute shall lie exclusively in the courts of Harris County, Texas.

        SECTION 11.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Articles III and IV shall survive the Closing for a period of twelve (12) months from the Closing Date (which date is hereinafter called the "Expiration Date"), and such time limitation shall supersede any applicable statute of limitations, and the warranties and representations set forth in Section 3.18 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, which shall be deemed to be the Expiration Date for Section 3.18.

        SECTION 11.8 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

        SECTION 11.9 TIME. Time is of the essence with respect to this Agreement.

        SECTION 11.10 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COACH USA, INC.                               GULF COAST TRANSPORTATION
                                              COMPANY

By:                                           By:
Name:    Richard H. Kristinik                 Name:   Lanny Rogers
Title:   Chief Executive Officer              Title:  President

COACH IV ACQUISITION, INC.                    ROGERS INVESTMENTS, LTD.

By:                                           By:
Name:    Douglas M. Cerny                     Name:   Lanny Rogers
Title:   President                            Title:  Managing General Partner
                                              Lanny Rogers, individually